Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 136 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports dated February 25, 2016 on Transamerica AB Dynamic Allocation VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon Money Market VP (name change to Transamerica Aegon Government Money Market VP effective May 1, 2016), Transamerica Aegon U.S. Government Securities VP, Transamerica American Funds Managed Risk VP, Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Growth VP, Transamerica Asset Allocation – Moderate Growth VP, Transamerica Asset Allocation – Moderate VP, Transamerica Barrow Hanley Dividend Focused VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, Transamerica BlackRock Global Allocation Managed Risk – Growth VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica International Moderate Growth VP, Transamerica Janus Balanced VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Voya Moderate Growth Allocation VP, Transamerica Managed Risk – Balanced ETF VP, Transamerica Managed Risk – Conservative ETF VP, Transamerica Managed Risk – Growth ETF VP, Transamerica Market Participation Strategy VP, Transamerica MFS International Equity VP, Morgan Stanley Capital Growth VP, Transamerica Morgan Stanley Mid-Cap Growth VP (name change to Transamerica Janus Mid-Cap Growth VP effective May 1, 2016), Transamerica Multi-Managed Balanced VP, Transamerica Multi-Manager Alternative Strategies VP, Transamerica PIMCO Tactical – Balanced VP, Transamerica PIMCO Tactical – Conservative VP, Transamerica PIMCO Tactical – Growth VP, Transamerica PIMCO Total Return VP, Transamerica PineBridge Inflation Opportunities VP, Transamerica ProFund UltraBear VP, Transamerica QS Investors Active Asset Allocation – Conservative VP, Transamerica QS Investors Active Asset Allocation – Moderate Growth VP, Transamerica QS Investors Active Asset Allocation – Moderate VP, Transamerica Systematic Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Torray Concentrated Growth VP, Transamerica TS&W International Equity VP, Transamerica Voya Limited Maturity Bond VP, Transamerica Voya Mid Cap Opportunities VP, Transamerica WMC US Growth VP, and Transamerica WMC US Growth II VP, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 26, 2016